UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BIRNER DENTAL MANAGEMENT SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIRNER DENTAL MANAGEMENT SERVICES, INC.
3801 EAST FLORIDA AVENUE, SUITE 508
DENVER, COLORADO 80210

April 30, 2007

TO THE SHAREHOLDERS OF BIRNER
DENTAL MANAGEMENT SERVICES, INC.:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Birner Dental Management Services, Inc., to be held on Tuesday June 5, 2007, at 10:00 a.m., Mountain Time, at the Company’s offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210.

Please read the enclosed Proxy Statement for the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy card in the enclosed postage prepaid, addressed envelope, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

Very truly yours,

BIRNER DENTAL MANAGEMENT SERVICES, INC.

By:    /s/ Frederic W. J. Birner
Name: Frederic W.J. Birner
Title: Chairman of the Board and Chief Executive Officer

BIRNER DENTAL MANAGEMENT SERVICES, INC.
3801 EAST FLORIDA AVENUE, SUITE 508
DENVER, COLORADO 80210
___________________________

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
TO BE HELD JUNE 5, 2007

___________________________

TO OUR SHAREHOLDERS:

The 2007 Annual Meeting of Shareholders of Birner Dental Management Services, Inc., a Colorado corporation (“we”, “us” or “our”), will be held on Tuesday, June 5, 2007, at 10:00 a.m., Mountain Time, at our offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, for the following purposes:

(1)	To elect two Class I directors to serve for a term of three years or until a successor is duly elected and qualified;
(2)	To vote upon a proposal to approve an amendment to increase the number of shares of our common stock available under our 2005 Equity Incentive Plan from 300,000 to 425,000 shares; and
(3)	To consider such other matters as may properly come before the meeting and at any and all adjournments thereof.

As fixed by our Board of Directors, only shareholders of record at the close of business on April 11, 2007 are entitled to notice of and to vote at the meeting.

       BY ORDER OF THE BOARD OF DIRECTORS

        /s/ Dennis N. Genty
Name:	Dennis N. Genty
Title:	Chief Financial Officer, Secretary and Treasurer

Denver, Colorado
April 30, 2007

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

BIRNER DENTAL MANAGEMENT SERVICES, INC.
3801 EAST FLORIDA AVENUE, SUITE 508
DENVER, COLORADO 80210

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held June 5, 2007

___________________________

GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Birner Dental Management Services, Inc., a Colorado corporation (“we”, “us” or “our”), for use at our 2007 Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on Tuesday, June 5, 2007, at our offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to our shareholders on or about April 30, 2007.

Our Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”), which includes audited financial statements, is being mailed to our shareholders simultaneously with this Proxy Statement. The Annual Report is not part of our proxy soliciting materials.

INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of our common stock. Each share of common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On April 11, 2007, the record date for shareholders entitled to vote at the meeting, 2,123,660 shares of common stock were issued and outstanding.

Proxies in the enclosed form will be effective if properly executed and returned to us prior to the meeting in the enclosed, postage prepaid, addressed envelope. The common stock represented by each effective proxy will be voted at the meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all common stock represented by such proxy will be voted FOR election of the nominees named in the proxy as Class I directors, FOR the approval to increase the number of shares of our common stock available under the 2005 Equity Incentive Plan from 300,000 to 425,000 and as to any other matters of business that may properly come before the meeting, by the named proxies in their discretion.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to us, by voting in person at the meeting or by filing at the meeting a later executed proxy.

When a quorum is present, in the election of directors, the nominees having the highest number of votes cast in favor of their election will be elected to the Board of Directors. With respect to any other matter that may properly come before the meeting, unless a greater number of votes are required by law or by our Amended and Restated Articles of Incorporation, a matter will be approved by the shareholders by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting. Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted will be treated as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of the election of the Class I directors, approval to increase the number of shares available under the 2005 Equity Incentive Plan or of any other matter which properly may come before the meeting, abstentions, broker non-votes and any other shares not voted will not be considered as votes cast. Thus, abstentions, broker non-votes and any other shares not voted will have no impact in the election of the Class I directors, approval to increase the number of shares available under the 2005 Equity Incentive Plan or any other matter that may properly come before the meeting so long as a quorum is present.

We will pay the cost of soliciting proxies in the accompanying form. We have retained the services of Computershare Trust Company, Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $1,100 plus out-of-pocket expenses. Although there are no formal agreements to do so, our officers and other regular employees may solicit proxies by telephone or by personal interview for which the officers or employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

PROPOSAL ONE: ELECTION OF TWO CLASS I DIRECTORS

General

Our Amended and Restated Articles of Incorporation provide for the classification of our Board of Directors. The Board of Directors is divided into three classes. One class stands for re-election at each annual meeting of shareholders. The Board of Directors has set the size of the Board at five members. The Board of Directors currently is classified into two Class I directors whose terms will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2007 (Thomas D. Wolf and Paul E. Valuck, D.D.S.), one Class II director whose term will expire upon the election and qualification of a director at the annual meeting of shareholders held in 2008 (Brooks G. O’Neil) and two Class III directors whose terms will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2009 (Frederic W.J. Birner and Mark A. Birner, D.D.S). At each annual meeting of shareholders, directors will be elected by our shareholders for a full term of three years to succeed those directors whose terms are expiring. The powers and responsibilities of each class of directors are identical. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. On June 8, 2004, Mr. Wolf was appointed to the Board of Directors and Mr. Dennis N. Genty resigned from the Board of Directors. The appointment of Mr. Wolf and the resignation of Mr. Genty enabled us to be in compliance with applicable Nasdaq rules that require that a majority of our directors must be independent according to specified criteria. Shareholders have not previously elected Mr. Wolf.

Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy FOR the election of the nominees for director named below. If, at the time of the meeting, a nominee becomes unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the 2010 annual meeting of shareholders or until their successors are elected and qualified.

Class I Director Nominees

The Board of Directors unanimously recommends that the shareholders vote FOR election of the following nominees as our Class I directors.

Name	Age	Director Since
Thomas D. Wolf	52	2004
Paul E. Valuck, D.D.S.	50	2001

Each of the directors’ biographies is set forth in “Directors and Executive Officers” below.

Continuing Directors

The persons named below will continue to serve on our board of directors until the annual meeting of shareholders in the year indicated below and until their successors are elected and take office. Shareholders are not voting on the election of the Class II and Class III directors. The following table shows the names, ages and positions of each continuing director. Each of the directors’ biographies is set forth in “Directors and Executive Officers” below.

Class II - Term Expires in 2008
Name	Age	Director Since
Brooks G. O’Neil	50	2003

Class III - Term Expires in 2009
Name	Age	Director Since
Frederic W.J. Birner	49	1995
Mark A. Birner, D.D.S.	47	1995

PROPOSAL TWO: INCREASE SHARES AVALABLE UNDER
2005 EQUITY INCENTIVE PLAN
Proposed Amendment

Our Board of Directors has determined that, in order to be able to provide additional incentive to our management and selected employees, it is in the best interests of our shareholders that the number of shares of common stock that we are currently authorized to issue pursuant to the exercise of options and other equity awards granted under the 2005 Equity Incentive Plan (the “2005 Plan”) be increased.

We are currently authorized to issue up to 300,000 shares of common stock under the 2005 Plan. As of April 11, 2007, 60,000 shares of restricted stock and options to purchase 209,700 shares of common stock were outstanding, and 30,300 shares were available for future grants under the 2005 Plan. None of the 209,700 options granted under the 2005 Plan have been exercised.

At a meeting held on March 16, 2007, our Board of Directors resolved that, subject to approval by our shareholders at the 2007 Annual Meeting of Shareholders, the number of authorized shares under the 2005 Plan be increased by 125,000 shares. The proposed amendment would increase from 300,000 to 425,000 the number of shares of common stock available under the 2005 Plan.

The purpose of the amendment is to ensure that we have a sufficient number of shares reserved under the 2005 Plan to accomplish its objective of providing equity incentives to selected employees, directors and consultants who are responsible for the conduct and management of our business or who are involved in endeavors significant to our success. We believe that rewarding individuals in this fashion creates an increased interest in, and a greater concern for, our success on the part of the individuals. Options and other awards under the 2005 Plan also help to attract and retain employees.

General

The 2005 Plan was adopted by the Board of Directors effective as of June 7, 2005. The 2005 Plan has been ratified and approved by our shareholders. The following is a summary of the material features of the 2005 Plan.

The 2005 Plan provides for the grant of incentive stock options, restricted stock, restricted stock units and stock grants to employees (including officers and employee-directors) and non-statutory stock options to employees, directors and consultants. There are approximately 40 participants in the 2005 Plan. The Board of Directors or a committee appointed by and serving at the pleasure of the Board, consisting of not less than three directors, administers the 2005 Plan. The Board or committee, whichever is appointed to administer the Plan, is called the “Committee.” The Committee determines recipients and types of options to be granted, including the exercise price, the number of shares, the grant dates, and the exercisability thereof. The Compensation Committee determines grants to our officers and directors. The Compensation Committee has delegated to our Chief Executive Officer the authority to make grants to other employees.

Shares Available for Issuance

A maximum of 425,000 shares of common stock if the amendment to the 2005 Plan is approved, and 300,000 shares of common stock if the amendment to the 2005 Plan is not approved, are available for the issuance upon the exercise of options and other awards granted under the 2005 Plan. The number of shares available under the 2005 Plan, the number of shares subject to outstanding options or other awards, and the exercise price per share of such options and terms of other awards are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar occurrences effecting a change in the outstanding shares without the receipt of additional consideration by us. If any option or other award under the 2005 Plan terminates or expires, the shares allocable to the unexercised portion of the option or other award will again be available for the purposes of the 2005 Plan.

Further Amendment and Termination

Our Board of Directors may at any time amend, suspend or terminate the 2005 Plan except that no action by the Board may impair outstanding options. No amendment to the 2005 Plan may be made without shareholder approval that would increase the total number of shares under the 2005 Plan (except for any adjustments as described above for stock dividends and other events), reduce the minimum exercise price of options or materially modify the eligibility requirements. Subject to the terms of the 2005 Plan, the Board may modify, extend or renew any outstanding option under the 2005 Plan, accept the surrender of outstanding options, and authorize the grant of substitute options.

Award Information

It is not possible at this time to determine future awards that will be made pursuant to the 2005 Plan, although we expect the Compensation Committee to consider making awards during 2007 or the Chief Executive Officer may make awards to newly hired or other non-executive employees.

Equity Compensation Plan Information

The following table sets forth information concerning options outstanding and available for granting as of December 31, 2006:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	563,235	$11.63	44,300

Equity compensation plans not approved by security holders	-	-	-

Total	563,235	$11.63	44,300

Options are issued for a period of five to seven years and vest one of several different ways including 33% each year for three years and 20% each year for five years, provided that, upon a sale of our company, all options automatically vest.

The Board of Directors unanimously recommends that the shareholders vote FOR the proposal to amend the 2005 Equity Incentive Plan to increase the common stock available under the 2005 Plan from 300,000 shares to 425,000 shares. Proxies solicited by the Board of Directors will be voted FOR approval of the amendment to the 2005 Equity Incentive Plan.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board of Directors has determined that Thomas D. Wolf, Paul E. Valuck and Brooks G. O’Neil qualify as independent directors (as defined in Nasdaq Rule 4200(a)(15)).

Nominations Process

We do not have a standing nominating committee or a nominating committee charter. Nominations for director are made by our independent directors. The Board of Directors believes that, considering the size of the Company and our Board of Directors, nominating decisions can be made effectively by our independent directors and there is no need for the added formality of a nominating committee.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. The Board of Directors will consider director candidates proposed on a timely basis as described under “Shareholder Proposals,” and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Shareholders must include sufficient information about candidates nominated for director to enable our independent directors to consider the candidate’s qualifications and suitability for service on the Board of Directors. Although the Board of Directors does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors and its committees.

Communications with Our Board

Our Board of Directors does not presently provide a formal process for shareholders to send communications to the Board. Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors or any committee of the Board may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual director or group or committee of the directors, and such correspondence should be sent to Dennis N. Genty, Chief Financial Officer, Secretary and Treasurer, Birner Dental Management Services, Inc., 3801 East Florida Avenue, Suite 508, Denver, CO 80210. Our Board of Directors intends to periodically evaluate its communication process with our shareholders, and may adopt additional procedures to facilitate shareholder communications with the Board of Directors as it deems necessary or appropriate.

Directors’ Meetings and Committees

The entire Board of Directors met five times during the year ended December 31, 2006, and acted by unanimous consent four times. Each incumbent director attended 100% of the Board of Directors and committee meetings for committees on which such director served. Our policy regarding attendance by members of the Board of Directors at our Annual Meeting of Shareholders is to encourage our directors to attend, subject to their availability for travel at that time. Frederic W.J. Birner, Mark A. Birner and Thomas D. Wolf attended our 2006 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee is comprised solely of independent directors, as defined by applicable Nasdaq and Securities and Exchange Commission rules and regulations. The current members of the Audit Committee are Brooks G. O’Neil, Paul E. Valuck, D.D.S and Thomas D. Wolf (Chairman). The Board of Directors has reviewed Rule 4200(a)(14) of the National Association of Securities Dealers and has determined that Messrs. O’Neil, Valuck and Wolf are independent directors as defined in that Rule. The Board of Directors has determined that Mr. O’Neil has accounting and related financial management expertise and is qualified as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.

The primary responsibilities of the Audit Committee are to select, engage, compensate and oversee our independent registered public accounting firm and pre-approve all services to be performed by them. Also the committee reviews and oversees our financial reporting process generally, the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and of the independent registered public accounting firm, and our compliance with legal and regulatory requirements.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the Company’s 2004 proxy statement. We will provide to any person, without charge, upon request, a copy of the adopted charter for the Audit Committee by writing to: the Corporate Secretary, Birner Dental Management Services, 3801 East Florida Ave., Suite 508, Denver, Colorado 80210.

Compensation Committee

The current members of the Compensation Committee are Brooks G. O’Neil, Paul E. Valuck, D.D.S and Thomas D. Wolf, each of whom is an independent director as defined by applicable Nasdaq and Securities and Exchange Commission rules and regulations. The Compensation Committee met one time in 2006, and all members were present at this meeting and acted by unanimous consent five times.

The Compensation Committee is responsible for establishing and administering our general compensation policy and program, and for setting compensation for our executive officers. The Compensation Committee also possesses all of the powers of administration under our employee benefit plans, including the 2005 Plan and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee must determine the individuals eligible to participate in the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee determines grants to our executive officers and directors. The Compensation committee has delegated to our Chief Executive Officer the authority to make grants to other employees. The Compensation Committee does not currently have a charter. For additional information on the role of the Compensation Committee, see "Executive Compensation—Compensation Discussion and Analysis" below.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Hein & Associates LLP (“Hein”), the Company’s independent registered public accounting firm, the matters required to be discussed under Statements on Auditing Standards No. 61 (“SAS 61”). In addition, the Audit Committee has received from Hein the written disclosures and the letter required to be delivered by Hein under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) addressing all relationships between the independent registered public accounting firm and the Company that might bear on their independence. The Audit Committee has reviewed the materials received from Hein and has met with representatives of Hein to discuss the independence of their firm.

In connection with the standards for independence of the Company’s independent registered public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee has reviewed the non-audit services currently provided by the Company’s independent registered public accounting firm and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent registered public accounting firm.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee also discussed with the independent registered public accounting firm the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reports.

Based on the Audit Committee’s review of the financial statements, its discussion with Hein regarding SAS 61, and the written materials provided by Hein under ISB Standard No. 1 and the related discussion with Hein of their independence, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

                                      THE AUDIT COMMITTEE

Thomas D. Wolf (Chairman)
Brooks G. O’Neil
Paul E. Valuck D.D.S.

Code of Ethics

All of our employees, including our Chief Executive Officer, Chief Financial Officer, President and the persons performing similar functions, are required to abide by our code of ethics and business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. We intend to disclose any changes in or waivers from our code of ethics by filing a current report on Form 8-K with the Securities and Exchange Commission. We will provide to any person, without charge, upon request, a copy of the adopted code of ethics by writing to: Corporate Secretary, Birner Dental Management Services, 3801 East Florida Ave., Suite 508, Denver, Colorado 80210.

Compensation Committee Interlocks and Insider Participation

Brooks G. O’Neil, Paul E. Valuck and Thomas D. Wolf served on our Compensation Committee during 2006. None of our executive officers currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or as one of our executive officers. See “Director and Executive Compensation” and “Certain Transactions” for a description of transactions between us and members of the Board of Directors.

Related Party Transactions

We do not have a formal written policy regarding the review, approval or ratification of related party transactions. However, all of our employees, officers and directors are required to comply with our code of ethics. The code of ethics addresses, among other things, actions that are required when potential conflicts of interest arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of the company, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected. Any transaction between us and another party on terms that are reasonably believed to be at least as favorable as the terms that we otherwise could have obtained from an unrelated third party shall not create a conflict of interest or cause a violation of the code of ethics, provided that with respect to the directors and any member of senior management, the Audit Committee of the Board of Directors was given prior notice of such transaction. The rules in the code of ethics regarding conflicts of interest not only apply to all employees, officers and directors, but also to immediate family members and certain business associates of our employees, officers and directors.

Mark A. Birner, D.D.S., our President and a director, owns 50 of our 60 professional corporations through which we conduct our business.

On April 13, 2006, in a private transaction, we purchased 20,000 shares of common stock from Mark A. Birner, D.D.S., 17,750 shares from Dennis N. Genty and 16,500 shares from Frederic W.J. Birner at a price of $15.00 per share. These transactions were approved in advance by our independent directors.

On October 5, 2006, in a publicly announced tender offer to all of our shareholders, we purchased the following number of shares of our common stock from the executive officers and director listed below at a price of $21.75 per share:

Name	Shares Purchased
Frederic W. J. Birner	20,000

Dennis N. Genty	20,000

Mark A. Birner	12,200

Thomas D. Wolf	6,360

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 11, 2007 by (i) all persons known by us to be the beneficial owners of 5% or more of the common stock, (ii) each director, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the persons named below is our address, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 11, 2007 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Percentage of ownership for each beneficial owner is based on 2,123,660 shares of common stock outstanding at April 11, 2007 plus any options currently exercisable or exercisable within 60 days of April 11, 2007, computed separately for each beneficial owner using information provided in the following footnotes.

(3)	Includes 100,001 shares of common stock that are issuable upon the exercise of options that are currently exercisable.

(4)	Includes 56,401 shares of common stock that are issuable upon the exercise of options that are currently exercisable.

(5)
Includes 56,401 shares of common stock that are issuable upon the exercise of options that are currently exercisable. Includes 119,386 shares of common stock owned by Mr. Genty’s wife. Mr. Genty disclaims beneficial ownership of all shares held by his wife.

(6)	Includes 26,000 shares of common stock that are issuable upon the exercise of options that are currently exercisable.

(7)	The address for Mr. Schlessman is 1301 Pennsylvania Street, Suite 800, Denver, CO 80203.

(8)	Includes 12,000 shares of common stock that are issuable upon the exercise of options that are currently exercisable.

(9)	Includes 30,000 shares of common stock that are issuable upon the exercise of options that are currently exercisable.

(10)
Includes 280,803 shares of common stock issuable upon the exercise of options held by all executive officers and directors as a group that are currently exercisable or are exercisable within 60 days of April 11, 2007.

There has been no change in our control since the beginning of our last fiscal year, and there are no arrangements known to us, including any pledge of our securities, the operation of which may at a subsequent date result in a change in our control.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning each of our directors and executive officers. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of the Board of Directors.

Name	Age	Position

Frederic W.J. Birner	49	Chairman of the Board, Chief Executive Officer and Director
Mark A. Birner, D.D.S.	47	President and Director
Dennis N. Genty	49	Chief Financial Officer, Secretary and Treasurer
Brooks G. O’Neil	50	Director
Paul E. Valuck, D.D.S.	50	Director
Thomas D. Wolf	52	Director

Business Biographies

Frederic W.J. Birner is one of our founders and has served as Chairman of the Board and Chief Executive Officer since our inception in May 1995. Mr. Birner is the brother of Mark A. Birner, D.D.S.

Mark A. Birner, D.D.S. is one of our founders and has served as President, and as a director, since our inception in May 1995. Dr. Birner is the brother of Frederic W.J. Birner.

Dennis N. Genty is one of our founders and has served as Secretary since May 1995, and as Chief Financial Officer and Treasurer since September 1995.

Brooks G. O’Neilwas appointed as a director on January 23, 2003, and elected by our shareholders at the 2005 Annual Meeting of Shareholders. Mr. O’Neil recently rejoined Dougherty & Co. as a Senior Research Analyst covering areas of growth and change in health services. He was employed by Dougherty & Co. as a Senior Research Analyst covering health care services from January 2004 until January 2006. Mr. O'Neil was a Senior Research Analyst for health care services at Avondale Partners, LLC from January 2006 to October 2006.  From March 2002 until January 2004, he served as a principal of TripleTree, LLC, an investment-banking firm focused on information technology and health care. Prior to that, Mr. O’Neil was a Managing Director at Piper Jaffray where for 15 years he served as an institutional equity salesman, health care research analyst and investment banker.

Paul E. Valuck, D.D.S. was appointed as a director on April 10, 2001 and elected by our shareholders at the 2001 Annual Meeting of Shareholders. Dr. Valuck has been in private dental practice in Denver, Colorado since January 1998.

Thomas D. Wolfwas appointed as a director on June 8, 2004. Mr. Wolf joined Shield Security Systems, LLC, a privately held company in the security business, in December 1997 and is currently its Chief Executive Officer and Chief Financial Officer.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Brooks G. O’Neil
Thomas D. Wolf
Paul E. Valuck D.D.S.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Administration
The executive compensation program is designed to create strong financial incentives for our team of executive officers to continue to increase revenues, profits, operating efficiency and returns, which we expect to lead to an increase in shareholder value. The Compensation Committee is responsible for establishing and administering our general compensation policy and program, and for setting compensation for our executive officers. The Compensation Committee conducts periodic reviews of our compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, sets base salary levels for our executive officers, approves and oversees the administration of our cash incentive program and the 2005 Equity Incentive Plan and develops the compensation program for the Board of Directors.

Our executive compensation program includes three primary elements, which are intended to provide a flexible and balanced method of establishing total compensation for our executive officers. These elements are base salary, annual cash incentive compensation and equity-based compensation. The Compensation Committee believes that we provide a competitive base salary while incenting our executives through cash bonuses that are based on achieving identified goals. Our executive team is comprised of three individuals who founded our company in 1995. The Compensation Committee focuses on company performance that is generated by our executive team to a greater degree than on individual performance.

Our Chief Executive Officer provides recommendations to the Compensation Committee in its evaluation of executive officers, including recommendations of individual cash and equity compensation levels for executive officers. Our Chief Executive Officer and Chief Financial Officer also make recommendations for the Compensation Committee regarding the structure and targets for the annual cash incentive compensation program.

The following objectives guide the Compensation Committee in its deliberations regarding executive compensation matters:

•	Provide a competitive compensation program that enables us to retain our key executives.

•	Ensure a strong relationship between our performance results and the total compensation received by our executive officers.

•	Balance annual and longer term performance objectives.

•	Encourage executives to acquire and retain meaningful levels of our common stock through option and other equity-based grants from time to time.

•	Work closely with the Chief Executive Officer to ensure that the compensation program supports our objectives and culture.

Principal Elements of Compensation

Base Salary. Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum amount an executive may receive in any given year. From 2003-2005, our Chief Executive Officer’s base salary was $260,000 per year, and our other two executive officers’ base salaries were $185,000 per year. In 2006, the Compensation Committee concluded that a greater portion of the executives’ compensation should be in the form of base salary, and that the executives should receive increased base salaries due to the strong financial performance of the company. As a result, the Chief Executive Officer’s base salary for 2006 was increased to $320,000 per year and the other executive officers’ base salaries for 2006 were increased to $230,000 per year. The 2007 base salaries are the same as the 2006 base salaries. The Compensation Committee may adjust base salaries in the future based on its annual review of the executive’s performance during the prior year and our financial and operating results. The committee also may review comparative data of peer companies in determining future base salaries.

Annual Cash Incentive Compensation. We pay annual cash incentive compensation to our executive officers. The purpose of these awards is to:

•	Provide a financial incentive to focus on specific performance targets.

•	Promote a sense of shared accomplishment among our executives.

•	Encourage our executives to continually improve our financial and operating performance and thereby create shareholder value.

The Compensation Committee determines the terms under which the annual cash incentive compensation will be paid to the executive officers. With our annual cash incentive compensation program, the Compensation Committee has the discretion to set goals and objectives that it believes are consistent with creating shareholder value, including financial measures, operating objectives, growth goals and other measures. Our Chief Executive Officer and Chief Financial Officer make recommendations for the Compensation Committee to consider regarding the structure and targets for the annual cash incentive compensation program. The Compensation Committee then designs the potential awards to address the identified corporate and strategic objectives. The annual cash incentive awards are designed to put a significant portion of the executives’ total compensation at risk.

For 2006, the performance targets were based on revenue growth and pre-tax earnings growth. The potential cash incentive pool for executive officers ranged from 0% to 20% of our adjusted pre-tax income, depending on whether either or both of the targets were met. Adjusted pre-tax income adds back to pre-tax income stock-based compensation expense. The cash incentive compensation was calculated and paid out on a quarterly basis if the targets were met. In 2006, the cash incentive pool allocated to our executives totaled 18.4% of our adjusted pre-tax income, as substantially all of the quarterly targets were met. Our Chief Executive Officer received 40%, our Chief Financial Officer received 30% and our President received 30% of these payments, which are included in the Summary Compensation Table. The total executive management cash compensation for 2006 was limited to 110% of 2005 total annual cash compensation. This limit did not affect the cash incentive compensation paid to the executives. In 2006 the Compensation Committee made no provision to allow for discretion to modify the terms or amounts of these awards.

Equity Incentive Compensation. We currently administer long-term incentive compensation awards through our 2005 Equity Incentive Plan. Our Compensation Committee believes that equity or equity-based ownership by key employees is an important means of encouraging superior performance and employee retention. The equity-based compensation program encourages performance and retention by providing additional incentives for executives to further our growth, development and financial success by personally benefiting through the ownership of our equity, which recognize growth, development and financial success over a longer time horizon. The Compensation Committee considers grants of stock options or other equity-based instruments from time to time and makes such grants when it believes that additional longer-term incentives are warranted. The committee did not make any such grants to the executive officers in 2006.

Other Elements of Compensation

401(k) Retirement Savings Plan We do not have a defined benefit pension plan. We do maintain an employee retirement savings plan, the 401(k) Plan, to provide an additional means of attracting and retaining qualified employees by providing tax-advantaged opportunities for employees to save for retirement or future events. Under the 401(k) Plan, we will contribute on behalf of each employee 40% of the contribution made by that employee, up to a maximum company contribution of 6% of the employee’s gross wages. All of our matching contribution is paid in cash. Employer contributions to the 401(k) Plan vest 33% after two years of employment, 67% after three years of employment and 100% after four years of employment. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan. The named executive officers participate in the 401(k) Plan on the same basis as all other employees.

Severance and Change in Control Agreements. We do not have any severance or change in control agreements. However, our equity incentive compensation plans provide for accelerated vesting of options and other equity-based awards upon a change in control as defined in the plans. These provisions apply to all recipients of the awards. See “Executive Compensation--Payments Upon a Change in Control” below.

Other Compensation. Our named executive officers receive a contribution match to their 401(k) plan on the same terms as all other employees.

Tax Treatment
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million per individual to our Chief Executive Officer or any of the other four most highly compensated executives. Our current stock-based compensation plans are in compliance with the provisions of Section 162(m) and are not subject to the $1.0 million limitation. The Compensation Committee continues to believe that any cash compensation payable in excess of this amount for the three named executives will not result in any material loss of tax deduction.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other executive officers (“Named Executive Officers”), information relating to the compensation earned for services rendered in all capacities during 2006.

Executive Compensation for Year Ended December 31, 2006

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensaion Earnings	All Other Compensation(1)	Total

Frederic W.J. Birner
Chairman of the Board,
Chief Executive Officer and Director	2006	$ 320,000	$ 336,637	-	-	-	-	$ 656,637

Mark A. Birner, D.D.S.
President and Director	2006	$ 230,000	$ 279,417	-	-	-	-	$ 509,417

Dennis N. Genty
Chief Financial Officer
Treasurer and Secretary	2006	$ 230,000	$ 279,417	-	-	-	-	$ 509,417
______________

(1)All other compensation is comprised solely of our contribution to the Named Executive Officer’s 401(k) Plan account.

Grant of Plan Based Awards

No options or other equity-based awards were granted to any of the Named Executive Officers during the year ended December 31, 2006.

Outstanding Equity Awards at December 31, 2006

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)

Frederic W.J. Birner	33,334	-	$5.84	1/2/2008	-	-
Chairman of the Board,	60,000	-	$9.75	1/24/2010	-	-
Chief Executive Officer	-	-		-	40,000	$762,000.00
and Director	6,667	13,333	$19.37	11/28/2010	-	-

Mark A. Birner, D.D.S.	49,734	-	$5.84	1/2/2008	-	-
President	6,667	13,333	$19.37	11/28/2010	-	-
and Director

Dennis N. Genty	49,734	-	$5.84	1/2/2008	-	-
Chief Financial Officer	6,667	13,333	$19.37	11/28/2010	-	-
Treasurer and Secretary

___________________

(1)
60,000 shares of restricted common stock granted on July 1, 2005. Of these shares, 20,000 shares vested on January 1, 2006, 20,000 shares vested on January 1, 2007 and 20,000 shares vest on January 1, 2008.

(2)	Based on the last reported sale price of our common stock as reported on The Nasdaq Capital Market on December 29, 2006 of $19.05.

Option Exercises and Stock Vested in 2006

The following table contains information regarding option exercises and vesting of restricted stock with respect to the Named Executive Officers during 2006.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)

Frederic W.J. Birner	-	-	20,000	$393,600
Chairman of the Board,
Chief Executive Officer and Director

Mark A. Birner, D.D.S.	16,932	$212,666	-	-
President and Director

Dennis N. Genty	16,932	$212,666	-	-
Chief Financial Officer
Treasurer and Secretary

___________________

(1)
60,000 shares of restricted common stock granted on July 1, 2005. Of these shares 20,000 shares vested on January 1, 2006, 20,000 shares vested on January 1, 2007 and 20,000 shares vest on January 1, 2008.

Payments Upon Change in Control
Upon a change in control of our company, as defined in the 2005 Plan, all outstanding options and restricted stock automatically vest. The value associated with the stock options and restricted stock that would vest if this event occurred effective December 29, 2006 is quantified in the following table. The value associated with stock options was determined by multiplying (i) the spread between the exercise price and the closing price of our common stock on the Nasdaq Capital Market of $19.05 per share on December 29, 2006 and (ii) the number of unvested options. The value associated with restricted stock was determined by multiplying $19.05, the closing price of our common stock on December 29, 2006, by the number of unvested shares of restricted stock.
Name	Stock Options	Shares

Frederic W.J. Birner	$-	$762,000

Mark A. Birner, D.D.S.	$-	$-

Dennis N. Genty	$-	$-

DIRECTOR COMPENSATION
Directors who are full-time employees receive no compensation for serving as directors. Non-employee directors are currently paid: 1) a $2,500 per calendar quarter retainer, 2) $1,000 per Board of Directors meeting attended in person, 3) $750 per Board of Directors meeting attended by telephone, 4) $200 per quarterly Audit Committee meeting, 5) $1,000 per annual Audit Committee meeting and 6) $1,000 quarterly retainer for the Chairman of the Audit Committee.

The following table sets forth a summary of the compensation we paid to non-employee directors in 2006.
Director Compensation for Year Ended December 31, 2006

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensaion Earnings	All Other Compensation	Total

Brooks G. O'Neil	$13,600	-	-	-	-	-	$13,600
Thomas D. Wolf	$18,100	-	-	-	-	-	$18,100
Paul E. Valuck, D.D.S.	$14,100	-	-	-	-	-	$14,100

We have calculated the full grant date fair value of outstanding awards to each non-employee director utilizing the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" (“SFAS 123(R)”). See Note 9 of the consolidated financial statements in our Annual Report regarding assumptions underlying valuation of equity awards. The full grant date fair value of the awards to each non-employee director, computed in accordance with SFAS 123(R) is $0. At December 31, 2006, the aggregate number of option awards outstanding for each director was as follows: Brooks G. O’Neil 31,000; Thomas D. Wolf 37,000; Paul E. Valuck 17,000.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Hein & Associates LLP (“Hein”) has acted as our independent registered public accounting firm since November 2001. We expect that representatives of Hein will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. These representatives will also be available to respond to appropriate questions from shareholders at the meeting.

Hein was selected by the Audit Committee to perform the audit function for 2006. No independent registered public accounting firm has been selected to perform the audit function for 2007. It is expected that the Audit Committee will approve the engagement of an independent registered public accounting firm later in 2007.

Audit Fees

For the year ended December 31, 2006, the aggregate fees billed by Hein for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2006 were $58,065.

For the year ended December 31, 2005, the aggregate fees billed by Hein for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2005 were $54,200.

Audit Related Fees

For the year ended December 31, 2006, the aggregate fees billed by Hein for audit related professional services rendered to us were $13,835. These fees related to the audit of the 401(k) retirement savings plan. For the year ended December 31, 2005, the aggregate fees billed by Hein for audit related professional services rendered to us were $13,576. These fees related to the audit of the 401(k) retirement savings plan and review of our Form S-8 registration statement. The Audit Committee reviews and pre-approves audit-related and permissible non-audit services to be performed by our independent registered public accounting firm. The fees shown above for 2006 were approved in advance by the Audit Committee.

Tax Fees

None.

All Other Fees

None.

SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934, requires directors, executive officers and beneficial owners of more than 10% of our outstanding shares to file with the Securities and Exchange Commission initial reports of ownership and reports regarding changes in their beneficial ownership of our shares. To our knowledge and based solely on a review of the Section 16(a) reports furnished to us all Section 16(a) reports were filed on a timely basis, except that Mr. Thomas D. Wolf was late in filing a Statement of Changes in Beneficial Ownership on Form 4 for a October 5, 2006 transaction.

SHAREHOLDER PROPOSALS

We must receive shareholder proposals for inclusion in our proxy materials relating to the next annual meeting of shareholders on or before January 1, 2008. Proposals received after March 1, 2008 will be deemed untimely and will not be considered at the meeting.

2006 ANNUAL REPORT ON FORM 10-K

OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 ACCOMPANIES THIS PROXY STATEMENT AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS REPORT IS NOT PART OF OUR PROXY SOLICITING MATERIALS. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO DENNIS N. GENTY, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, BIRNER DENTAL MANAGEMENT SERVICES, INC., 3801 EAST FLORIDA AVENUE, SUITE 508, DENVER, COLORADO 80210 OR THEY CAN OBTAIN THE INFORMATION ON OUR WEBSITE AT WWW.BDMS-PERFECTTEETH.COM. WE WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above which would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer

Denver, Colorado
April 30, 2007

PROXY                               PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders
To be held June 5, 2007

The undersigned hereby appoints Frederic W.J. Birner, Mark A. Birner, D.D.S. and Dennis N. Genty, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Birner Dental Management Services, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, June 5, 2007, at 10:00 a.m., Mountain Time, at the Company’s offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado, and at any and all adjournments thereof for the following purposes:

(1) Election of Class I Directors:

❒FOR the nominees listed below (except as marked to the contrary below)

❒ WITHHOLD AUTHORITY to vote for the nominees listed below

            Thomas D. Wolf

            Paul E. Valuck, D.D.S.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE’S NAME ON THE LINE IMMEDIATELY BELOW.)

(2)	Authorization to increase the number of shares of Common Stock available under the 2005 Equity Incentive Plan from 300,000 to 425,000.

❒ FOR	❒ AGAINST	❒ ABSTAIN

(3)	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

(back of card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING “FOR” ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

       Dated ____________________________________

                            ____________________________________, 2007

                            _________________________________________
                                    _________________________________________
                                      SIGNATURE(S) OF SHAREHOLDER(S)

Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.